Exhibit 99.1

SURGE GLOBAL ENERGY EXPANDS ITS BOARD OF DIRECTORS WITH THE APPOINTMENT OF THREE NEW INDEPENDENT DIRECTORS

New Board Members Bring Extensive Experience in the Energy,
Finance, Operations and Corporate Governance

San Diego, California - October 12, 2006 Surge Global Energy, Inc. (OTC BB:SRGG), an oil and gas exploitation and development company, today announced that Thomas A. Page, former Chairman of the Board of Enova Corporation and CEO of San Diego Gas & Electric Company (SDG&E), Richard Collato, President and Chief Executive Officer of the YMCA and Director of Sempra Energy and John Stiska,  Chairman of Commercial Bridge Capital, LLC and former Chairman of Applied MicroCircuits Corp. have joined the company’s Board of Directors.

As independent directors, Mr. Stiska will be serving as our Audit Committee chair and as a member of the Compensation Committee. Mr. Page will be chairing the Compensation Committee and serve as a member of the Audit Committee. Mr. Collato will be serving as chair of our Nominating and Governance Committee and as a member of the Compensation Committee.

“We are very pleased that Tom Page, Richard Collato and John Stiska have been elected to the board of directors,” said David Perez, Chairman and Chief Executive Officer of Surge Global Energy. “They each bring a unique perspective to the board and the proficiency in their respective fields to guiding Surge to enhance shareholder value. We are extremely pleased that they are local residents of San Diego and with their combined 60 years of serving on public company boards they will assist me to continue in identifying and financing key energy assets.”

"I've always been attracted to high growth potential companies with smart leadership. Joining the board of Surge Global Energy gives me and my other newly elected board members the opportunity to work with David Perez and his management team to build value for our shareholders and investment partners" said John Stiska.

Thomas A. Page was the former Chairman of the Board of Enova Corporation and CEO of San Diego Gas & Electric Company (SDG&E). Prior to the holding company formulation in 1996 Mr. Page was SDG&E’s Chairman, President and CEO. Both of these corporations are now a part of Sempra Energy Corporation (NYSE: SRE) a Fortune 500 company (2005 revenues at $11.7 billion), resulting from the strategic 1998 merger with Pacific Enterprises Corporation (Southern California Gas Company) creating the largest customer based utility in North America. Mr. Page joined SDG&E in 1978 as Executive Vice President and Chief Operating Officer. In 1981 Mr. Page was elected President and Chief Executive Officer, and in 1983 was elected as Chairman of the Board of Directors. Prior to joining SDG&E Mr. Page held executive positions at Gulf States Utilities in Beaumont, Texas. Prior to being employed in the Energy sector Mr. Page was a Structural Engineer and served as an officer in the United States Air Force. Mr. Page earned his Bachelor of Science degree in civil engineering and his Masters degree in Industrial Administration from Purdue University, where Mr. Page was awarded a Doctorate in management in 1994. Mr. Page is licensed as a Professional Engineer and a Certified Public Account. Mr. Page has been active in numerous industrial, community and statewide organizations. Among his current activities he is the director of the San Diego Regional Economic Development Corporation, director of Community Bancorp, Community National Bank, SYS Technologies (AMEX:SYS), advisory director of Waveland Energy and Sorrento Ventures.

Richard Collato is currently the President and Chief Executive Officer of the YMCA of San Diego County. He has held this position since January, 1981. The YMCA of San Diego County is the second largest YMCA in the United States (over $114 million in annual revenues, more than 4,500 employees and 240,000 members and participants). Mr. Collato is currently a director for two public companies: Sempra Energy where he chaired the Audit Committee Chair for the 3 years and currently serves on the Governance and Compensation Committees, and WD-40 (NASDAQ: WDFC) where he is currently serving on Audit and Compensation Committees. He is also director for Project Design Consultants, a San Diego based civil engineering company and Microvision Optical as well as a Trustee, Vice Chairman of the Board, Chair of the Governance Committee and member of Investment, Compensation and Executive Committees, of the $4 billion YMCA Retirement Fund headquartered in New York City. Mr. Collato was born and raised in Brooklyn, N.Y., and following his assignment in New York at the YMCA in which he grew up, he was asked to relocate to the west coast at age of 26 to become the nation’s youngest YMCA executive director at that time, serving the YMCA of Orange County. Mr. Collato was a member of the San Diego Downtown Rotary Club from 1981 to August 2002. Mr. Collato was named “Director of the Year 2002” by the Corporate Directors Forum. He is a graduate from Pepperdine University School of Business having earned his MBA Degree in Management. Mr. Collato also earned a Bachelor’s Degree in Business Administration with a major in finance and insurance.

John Stiska is currently the Chairman of Commercial Bridge Capital, LLC, a venture lending fund formed in 1999. He is also a Principal of Regent Partners, LLC and serves as a Senior Advisor of Agility Capital. In May 2002 he was elected CEO of JNI Corp. (NASDAQ:JNIC) to serve on an interim basis after termination of the company’s CEO. Upon the election of the new CEO, Stiska was elected and continued to serve as Chairman of the Board and Chairman of the Corporate Governance Committee until JNI was acquired by Applied MicroCircuits Corp (NASDAQ:AMCC). From December 2002 through June 2005 he was on the Board of Directors of Venture Holdings, a Detroit based supplier to the auto OEM’s and parent of Peguform Europe and its subsidiaries in Germany, France, Czech Republic and Spain. He joined QUALCOMM, Incorporated (NASDAQ:QCOM) in February 1996 as Corporate Senior Vice President and in January 1997 was given the additional responsibility of General Manager of the Technology Applications Group, positions he retained until leaving the company in mid-1998 to form DC Acquisition. From 1998 through June 2000 he was Of Counsel to the law firm of Latham & Watkins. Prior to joining QUALCOMM, Mr. Stiska was Chairman & CEO from 1993 to 1996 of Triton Group, Ltd. (ASE:TGL), an operating holding company based in San Diego. Before joining Intermark, Inc. and Triton Group, Ltd. in 1990, he was a practicing lawyer for 20 years: Partner in the San Diego office of Brobeck, Phleger & Harrison from 1987 to 1990; partner and founder of the corporate department of Aylward, Kintz, Stiska, Wassenaar and Shannahan from 1981 to 1987; and, associate and partner at Luce, Forward, Hamilton & Scripps. In February 1998 Mr. Stiska received the Award of Director of the Year for Companies in Transition from the Corporate Directors Forum of San Diego. John attended the University of Wisconsin where he earned his BBA in 1965 and his law degree (JD) in 1970.

“We want to thank our former director, Stephen Sharpe, who today announced his resignation for serving on our Board and steering the Nominating Committee to electing Mr. Page, Mr. Collato and Mr. Stiska,” said Daniel Schreiber, Director of Surge.

“It has really been my pleasure in working with David Perez over the past year, in assisting him in financing Signet Energy, Inc. and positioning Surge within the Canadian investment community, said Stephen Sharpe. “As a shareholder in both Surge and Signet I am confident that David Perez now has a majority of independent directors that will strive to enhance shareholder value.”

About Surge Global Energy, Inc.
Surge Global Energy, Inc., located in San Diego, California, is the largest shareholder of Signet Energy, Inc. The company invests in assets that target Canadian oil sands and conventional oil and gas properties in North and South America. Surge also holds a working interest in the Santa Rosa Dome project in Mendoza province of Argentina and also has rights to earn a working interest in the Keg River Formation in the Kitty area of North Central Alberta, Canada. For more information on the company please visit http://www.SurgeGlobalEnergy.com.

Contacts for media and investors:

Investor Relations
William Greene, Chief Financial Officer
Tel: 858.704.5009 (Direct)
Fax: 858.704.5011
Email: bgreene@surgeglobalenergy.com

Media Relations
Sheila Rockwell, Controller
Tel: 858-704-5012 (Direct)
Fax 858-704-5013
Email: srockwell@surgeglobalenergy.com

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including, but not limited to, general economic conditions, market and business conditions; potential production and industry capacity and estimates. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Those risks and uncertainties include the possibility Signet will not determine it is feasible to drill all 10 wells at Sawn Lake in Alberta, Canada or that if Signet does drill, it will not discover oil or gas in the quantities the Company currently anticipates. Other risks and uncertainties of the Company's business could cause actual results to differ and are discussed under the heading ``Risk Factors'' and in other sections of the Company's 10QSB/A filed on September 18, 2006, the Company's Form 10-KSB for the 2005 fiscal year and in the Company's other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.